                                                                     EXHIBIT 5.1


                                 October 4, 2002


WCI Communities, Inc.
24301 Walden Center Drive, Suite 300
Bonita Springs, Florida  34134


Ladies and Gentlemen:

         You have requested my advice with respect to the legality of the shares of common stock, par value $0.01 per share (the "Common Stock") of WCI Communities, Inc., a Delaware corporation (the "Company") to be registered with the Securities and Exchange Commission on a Form S-8 Registration Statement (the "Registration Statement") and issuable pursuant to the 1998 Non-Employee Director Stock Incentive Plan of WCI Communities, Inc., as amended from time to time (the "Plan").

         I have examined the Registration Statement, the Plan and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, upon its issuance and delivery in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         I am a member of the Bar of the State of Florida and I do not express any opinion herein concerning any law other than the law of the Delaware General Corporation Law.

         I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                                                Very truly yours,

                                                /s/ James D. Cullen

                                                James D. Cullen
                                                Associate General Counsel


                                       8